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                                                                    EXHIBIT 10.3

                                 URS CORPORATION
                           RESTRICTED STOCK UNIT AWARD

                                  GRANT NOTICE
                          (1999 EQUITY INCENTIVE PLAN)

URS Corporation (the "Company"), pursuant to its 1999 Incentive Equity Plan (the "Plan"), hereby grants to Participant rights ("Units") to receive the number of shares of the Company's Common Stock set forth below ("Award"). This Award is subject to all of the terms and conditions as set forth herein and in the Restricted Stock Unit Award Agreement and the Plan, each of which are attached hereto and incorporated herein in their entirety.

Participant:                                                    Martin M. Koffel
Date of Grant:
Vesting Commencement Date:
Number of Shares Underlying the Units:
Participant's Social Security Number:
Fair Market Value of each Share Underlying the Units:

VESTING SCHEDULE:  100% of the Units vest on the first anniversary of the
                   Vesting Commencement Date.

DELIVERY SCHEDULE: The shares of Common Stock underlying vested Units will be delivered to the Participant no later than the fifth (5th) business day following the termination of the Participant's Continuous Service (as such term is defined in the Plan), except as otherwise provided in Section 5 of the Restricted Stock Unit Award Agreement.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Participant acknowledges receipt of, and understands and agrees to, this Grant Notice, the Restricted Stock Unit Award Agreement and the Plan. Participant further acknowledges that this Grant Notice, the Restricted Stock Unit Award Agreement and the Plan set forth the entire understanding between Participant and the Company regarding the award of the Units and the underlying Common Stock and supersede all prior oral and written agreements on that subject with the exception of awards previously granted and delivered to Participant under the Plan.

URS CORPORATION                            PARTICIPANT:

By: __________________________________     By: _________________________________
    Kent P. Ainsworth                          Martin M. Koffel
    Executive Vice President and
    Chief Financial Officer

ATTACHMENTS: Restricted Stock Unit Award Agreement and 1999 Incentive Equity
             Plan

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                                  ATTACHMENT I

                      RESTRICTED STOCK UNIT AWARD AGREEMENT

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                                 URS CORPORATION
                           1999 INCENTIVE EQUITY PLAN

           RESTRICTED STOCK UNIT AWARD AGREEMENT FOR MARTIN M. KOFFEL

      Pursuant to Section 4(b) of the Employment Agreement (as defined in
Section 4 below), the Restricted Stock Unit Award Grant Notice ("Grant Notice") and this Restricted Stock Unit Award Agreement (the "Award Agreement" and, together with the Employment Agreement and the Grant Notice, the "Award"), and in consideration of your past services, URS Corporation (the "Company") has awarded you under its 1999 Incentive Equity Plan (the "Plan") rights to receive the number of shares of the Company's Common Stock (the "Common Stock") as indicated in the Award Notice ("Units"). Except where indicated otherwise, defined terms not explicitly defined in this Award Agreement but defined in the Plan shall have the same definitions as in the Plan.

      The details of your Award are as follows:

      1. VESTING. Subject to the limitations contained herein, your Units shall vest as provided in the Grant Notice. Notwithstanding the foregoing, vesting of your Units shall be accelerated both (i) in the circumstances provided in
Section 12(c) of the Plan and (ii) under the circumstances set forth in Section 4 below. The shares of Common Stock underlying the Units, to the extent the Units have vested, will be delivered in accordance with Section 5 below.

      2. NUMBER OF SHARES. The number of shares of Common Stock underlying the Units will be adjusted from time to time for Capitalization Adjustments, as provided in the Plan.

      3. PAYMENT. This Award was granted in consideration of your past services to the Company. Subject to Section 10 below, you will not be required to make any payment to the Company with respect to your receipt of the Award, vesting of the Units or the delivery of the shares of Common Stock underlying the Units.

      4. TERMINATION OF CONTINUOUS SERVICE; ACCELERATION OF VESTING. In the event your Continuous Service terminates for any reason, you will be credited with the vesting that has accrued under your Award as of the date of such termination; provided, however, that the Units automatically shall become vested in full as of the effective date of such termination (i) if your Continuous Service terminates pursuant to any of clauses (iv), (v) or (vi) of Section 6(a) of the employment agreement that you entered into with the Company on September 5, 2003, as amended from time to time (the "Employment Agreement"), or (ii) if such termination is the result of your death or Disability (as such term is defined in your Employment Agreement).

      5. DELIVERY OF SHARES; STOCK CERTIFICATES. Subject to Section 10 below, your vested Units shall be converted into shares of Common Stock, and a stock certificate or electronic entry evidencing such shares shall be delivered to you, no later than the fifth (5th) business day following termination of your Continuous Service or, in the event such termination is pursuant to Section 6(a)(vi) of the Employment Agreement, concurrently with such termination; provided, however, that if, pursuant to Section 162(m) of the Code, any regulation thereunder or any successor statute, the conversion and delivery on such date would prevent the

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Company from claiming the compensation expense arising with respect to the shares delivered to you as a deduction for federal income tax purposes, then such conversion and delivery shall be deferred until the earliest date that would permit such deduction; provided, further, however, that if, notwithstanding the previous proviso, any applicable federal tax law or regulation provides that all or any portion of your vested Units or the shares underlying such Units would be taxable to you prior to the date such Units are converted into such shares and such shares are delivered to you, then the shares underlying such portion of your vested Units shall be delivered to you effective as of the date such vested Units or such underlying shares are taxable to you.

      6. SECURITIES LAW COMPLIANCE. You will not be issued any shares in respect of your vested Units unless either (a) such shares are then registered under the Securities Act or (b) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. Your Award also must comply with other applicable laws and regulations governing the Award, and you will not receive shares in respect of your vested Units if the Company determines that such receipt would not be in material compliance with such laws and regulations.

      7. TRANSFER RESTRICTIONS. Prior to the time that they have been delivered to you, you may not transfer, pledge, sell or otherwise dispose of the shares in respect of your Award. For example, you may not use shares that may be issued in respect of your Units as security for a loan, nor may you transfer, pledge, sell or otherwise dispose of such shares. This restriction on transfer will lapse upon delivery to you of shares in respect of your vested Units following your termination of Continuous Service. Your Award is not transferable, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, you may, by delivering written notice to the Company, in a form satisfactory to the Company, designate a third party who, in the event of your death, shall thereafter be entitled to receive any distribution of shares in respect of vested Units pursuant to Section 5 hereof.

      8. AWARD NOT A SERVICE CONTRACT. Your Award is not an employment or service contract, and nothing in your Award shall be deemed to (i) alter the terms of your Employment Agreement or (ii) create in any way whatsoever any obligation on your part to continue in the employ of the Company or any Affiliate thereof, or on the part of the Company or any Affiliate thereof to continue your employment or service. In addition, nothing in your Award shall obligate the Company or any Affiliate thereof, their respective stockholders, boards of directors, officers or employees to continue any relationship that you might have as a director or consultant for the Company or any Affiliate thereof.

      9. UNSECURED OBLIGATION. Your Award is unfunded, and even as a holder of vested Units subject to your Award, you shall be considered an unsecured creditor of the Company with respect to the Company's obligation, if any, to distribute shares pursuant to Section 5 hereof.

      10. WITHHOLDING OBLIGATIONS.

            (a) At the time you receive a distribution of shares of Common Stock in respect of vested Units pursuant to your Award, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you,

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and otherwise agree to make adequate provision for any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or any Affiliate thereof, if any, which arise in connection with such distribution. Such withholding obligations may be satisfied by your relinquishment of your right to receive a portion of the shares otherwise issuable to you in respect of vested Units pursuant to the Award; provided, however, that you shall not be authorized to relinquish your right to shares with a fair market value in excess of the amount required to satisfy the minimum amount of tax required to be withheld by law.

            (b) Unless the tax withholding obligations of the Company and/or any Affiliate thereof are satisfied, the Company shall have no obligation to deliver to you a certificate for shares in respect of your vested Units.

      11. NOTICES. Any notices provided for in your Award or the Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

      12. MISCELLANEOUS.

            (a) The rights and obligations of the Company with respect to your Award shall be transferable to any one or more persons or entities, and all covenants and agreements hereunder shall inure to the benefit of, and be enforceable by the Company's successors and assigns.

            (b) You agree upon request to execute any further documents or instruments necessary or desirable in the sole determination of the Company to carry out the purposes or intent of your Award.

            (c) You acknowledge and agree that you have reviewed your Award in its entirety, have had an opportunity to obtain the advice of counsel prior to executing and accepting your Award and fully understand all provisions of your Award.

      13. GOVERNING PLAN DOCUMENT. Your Award is subject to all the provisions of the Plan, the provisions of which are hereby made a part of your Award, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the Plan. In the event of any conflict between the provisions of your Award and those of the Plan, the provisions of the Plan shall control.

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                                  ATTACHMENT II

                           1999 INCENTIVE EQUITY PLAN